Exhibit 107

CALCULATION OF FILING FEE TABLES

Post-Effective Amendment to Form F-1

SU Group Holdings Limited

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Units, each consisting of:		457(o)		$		$17,220,000	0.00013810		$2,378.08
Fees to be Paid	Equity	(i) One Pre-Funded Warrant	(1),(2)	Other					0.00013810		0.00
Fees to be Paid	Other	(ii) Two Warrants	(1),(2)	Other					0.00013810		0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Pre-funded Warrants	(1),(2)	Other					$0.00013810		0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Warrants	(2)	457(g)		$		$34,440,000	0.00013810		$4,756.16

Fees Previously Paid	Equity	Units, each consisting of:	(4)	457(o)		$		$36,600,000		$5,054.46
Fees Previously Paid	Equity	(i) One Pre-Funded Warrant	(3)(4)	Other							0.00
Fees Previously Paid	Other	(ii) Two Warrants	(3)(4)	Other							0.00
Fees Previously Paid	Equity	Class A Shares issuable upon exercise of the Pre-funded Warrants	(3)(4)	Other			$				0.00
Fees Previously Paid	Equity	Class A Shares issuable upon exercise of the Warrants		457(g)		$		$73,200,000.00			$10,108.92

Total Offering Amounts:								$51,660,000			$7,134.24
Total Fees Previously Paid:											15,163.38	(4))
Total Fee Offsets:											7,134.24	(4)(5)
Net Fee Due:											$0

Offering Note(s)

(1)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(2)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	No separate fee was required pursuant to Rule 457(g) under the Securities Act.

(4)	The registrant previously paid an aggregate of $15,163.38 in filing fees in connection with the registration statement as initially filed. This Post-Effective Amendment reflects a reduction in the proposed maximum aggregate offering price. Pursuant to Rule 457(p), an amount of $7,134.24 of the previously paid filing fees are applied as an offset, and no additional filing fees are required for this amendment.

(5)	As of the date of this filing there is $8,029.14 remaining for future fee offsets.